UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

LINKBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	333-255908	82-5130531
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3045 Market Street, Camp Hill, PA	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 569-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Employment Agreements. On October 28, 2021, LINKBANCORP, Inc. (the “Company”) and The Gratz Bank, a wholly-owned subsidiary of the Company (the “Bank”), entered into employment agreements with Andrew S. Samuel, Chief Executive Officer of the Company and the Bank, Carl Lundblad, President of the Company and Chief Risk Officer of the Bank, and Brent Smith, Executive Vice President of the Company and President of the Bank (collectively, the “Employment Agreements” or individually, the “Employment Agreement”).

The term of the Employment Agreements is three years (two years for Messrs. Lundblad and Smith) and commencing as of October 28, 2022, and on each subsequent October 28, thereafter, the term of the Employment Agreements will renew for an additional year so that the remaining term will again become three years (two years for Messrs. Lundblad and Smith) unless the Company, the Bank (collectively, the “Employer”) or the executive gives written notice to the contrary not less than ninety (90) days prior to a renewal date. In the event written notice of non-renewal is provided, the executive would have no right to receive compensation or other benefits under the Employment Agreement other than payment of the executive’s accrued benefits (as defined in the Employment Agreement), as of the date of the expiration of the Employment Agreement or until the executive voluntarily terminates employment, whichever occurs earlier. The Employment Agreements provide that Messrs. Samuel, Lundblad and Smith will receive an annual base salary of $500,000, $230,000 and $210,000, respectively, and the base salary may be increased. In addition to base salary, the Employment Agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees.

The Employer may terminate the executive’s employment for “cause” (as defined in the Employment Agreement) at any time, in which event the executive would have no right to receive compensation or other benefits for any period after his termination of employment except for the executive’s accrued benefits. Certain events resulting in the executive’s termination of employment entitle the executive to severance benefits. In the event of the executive’s involuntary termination of employment or in the event of a voluntary termination for “good reason” (as defined in the Employment Agreement), the executive would become entitled to a severance payment in the form of a cash lump sum payment equal to three times the executive’s annual base salary and the average cash bonus and other cash incentive compensation earned by the executive with respect to the three calendar years immediately preceding the year of termination. In addition, the executive would become entitled to the continuation of life, disability, medical insurance and other health and welfare benefits for the earlier of three years or until the executive obtains substantially similar benefits through other employment, or if the coverage cannot be provided because the executive is no longer an executive, the Employer shall reimburse the executive in an amount equal to the monthly premium paid by the executive to obtain substantially similar health and welfare benefits which reimbursement shall continue until the earlier of the expiration of three years from the date of termination of employment or until the executive obtains substantially similar benefits through other employment.

In the event of a “change in control” (as defined in the Employment Agreements) of the Employer followed within two years by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for good reason, the executive would become entitled to a severance payment in the form of a cash lump sum payment equal to three times the executive’s annual base salary and the average cash bonus and other cash incentive compensation earned by the executive with respect to the three calendar years immediately preceding the year of termination. In addition, the executive would become entitled to the continuation of life, disability, medical insurance and other health and welfare benefits for the earlier of three years or until the executive obtains substantially similar benefits through other employment, or if the coverage cannot be provided because the executive is no longer an executive, the Employer shall reimburse the executive in an amount equal to the monthly premium paid by the executive to obtain substantially similar health and welfare benefits which reimbursement shall continue until the earlier of the expiration of three years from the date of termination of employment or until the executive obtains substantially similar benefits through other employment. In the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would be assessed on the payments or other benefits received under the Employment Agreement in connection with a change in control of the Employer, the executive would receive either: (1) all the payments and benefits to which the executive is entitled under the Employment Agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to the executive.

Upon termination of the executive’s employment, the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Employer for a period of eighteen (18) months (one year for Messrs. Lundblad and Smith) following his termination of employment. The Employment Agreements also include provisions protecting the Employer’s confidential business information.

Change in Control Agreement. On October 28, 2021, the Employer entered into a change in control agreement with Kristofer Paul, Chief Financial Officer of the Company (the “CIC Agreement”).

In the event of a “change in control” (as defined in the CIC Agreement) of the Employer followed within two years by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for certain reasons (as provided in the CIC Agreement), the executive would become entitled to a severance payment in the form of a cash lump sum payment equal to two (2) times: (i) the highest of the executive’s annualized base salary at the time of or during one of the three calendar years immediately preceding the date of termination of employment plus (ii) the average cash bonus earned by the executive with respect to the three calendar years immediately preceding the date of termination of employment. In addition, the executive would become entitled to the continuation of life, disability, medical insurance and other health and welfare benefits for the earlier of two years or until the executive obtains substantially similar benefits through other employment, or if the coverage cannot be provided because the executive is no longer an executive, the Employer will reimburse the executive in an amount equal to the monthly premium paid by the executive to obtain substantially similar health and welfare benefits which reimbursement will continue until the earlier of the expiration of two years from the date of termination of employment or until the executive obtains substantially similar benefits through other employment. In the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would be assessed on the payments or other benefits received under the CIC Agreement in connection with a change in control of the Employer, the executive would receive either: (1) all the payments and benefits to which the executive is entitled under the CIC Agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to the executive.

Upon termination of the executive’s employment, the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Employer for a period of twelve (12) months following his termination of employment. The CIC Agreement also includes provisions protecting the Employer’s confidential business information.

Supplemental Executive Retirement Plan Agreement. On October 28, 2021, the Bank entered into a supplemental executive retirement plan agreement (the “SERP”) with Mr. Samuel to provide certain benefits upon retirement or other termination of employment. Under the terms of the SERP, upon separation from service (as defined in the SERP) after normal retirement age (age 70), the executive will be entitled to an annual benefit in the amount of $300,000, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. In the event of a separation from service prior to normal retirement age, except when such separation from service is an involuntary termination (as defined in the SERP) or termination for good reason (as defined in the SERP) occurring within two years after a change in control (as defined in the SERP) or a termination for cause (as defined in the SERP), the executive will be entitled to a reduced benefit, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. If a change in control (as defined in the SERP) occurs, followed within twenty-four (24) months by an involuntary termination or termination for good reason prior to normal retirement age, the executive will be entitled to an annual benefit in the amount of $300,000, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. The SERP also provides a death benefit, payable in a lump sum, in the event the executive dies prior to a separation from service. In the event the executive is terminated by the Bank for cause (as defined in the SERP), the executive will not receive any benefits under the SERP.

Deferred Compensation Agreements. On October 28, 2021, the Bank entered into deferred compensation agreements (collectively, the “Deferral Agreements”) with Carl Lundblad, Kristofer Paul, and Brent Smith. The purpose of the Deferral Agreements is to provide Messrs. Lundblad, Paul and Smith with retirement benefits.

Under the Deferral Agreements, Messrs. Lundblad, Paul and Smith may annually elect to defer the payment of a portion of their base salary and/or bonus by filing a deferral election form with the plan administrator, setting forth the amount of the deferral and its duration. Benefits under the Deferral Agreements will be paid to the executives upon termination of employment after “normal retirement age,” upon “early termination,” or upon a “disability” prior to normal retirement age or “disability” (as each terms are defined in the Deferral Agreements). Benefits will be distributed in 180 monthly installments if termination of employment occurs after normal retirement age or 120 monthly installments upon the occurrence of an early termination or disability, with the payment commencing in the month following the payment event. In the event a “change in control” (as defined in the Deferral Agreements) followed within twenty-four (24) months by a termination of employment prior to the executive’s normal retirement age, the executive’s deferral account will be paid in a lump sum within thirty (30) days following the date of termination of employment. In addition to any deferrals, the Bank will make a contribution to the executive’s deferral account, commencing in 2022 for Messrs. Lundblad and Smith (2023 for Mr. Paul) and continuing until the earliest of termination of employment, normal retirement age, disability or death of the executive, in an amount up to 15% of base salary for Messrs. Lundblad and Smith (10% for Mr. Paul) based on the Company’s operating return on assets (as defined in the Deferral Agreements). In addition, the executive’s deferral account will be credited with interest at a rate equal to the crediting rate (as defined in the Deferral Agreements).

The foregoing descriptions of the Employment Agreements, Change in Control Agreement, Supplemental Executive Retirement Plan Agreement and Deferred Compensation Agreements do not purport to be complete and are qualified in their entirety by reference to the Employment Agreements, Change in Control Agreement, Supplemental Executive Retirement Plan Agreement and Deferred Compensation Agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement between LINKBANCORP, Inc., The Gratz Bank and Andrew S. Samuel dated October 28, 2021

10.2	Employment Agreement between LINKBANCORP, Inc., The Gratz Bank and Carl Lundblad dated October 28, 2021

10.3	Employment Agreement between LINKBANCORP, Inc., The Gratz Bank and Brent Smith dated October 28, 2021

10.4	Change in Control Agreement between LINKBANCORP, Inc., The Gratz Bank and Kristofer Paul dated October 28, 2021

10.5	Supplemental Executive Retirement Plan Agreement between The Gratz Bank and Andrew S. Samuel dated October 28, 2021

10.6	Deferred Compensation Agreement between The Gratz Bank and Carl Lundblad dated October 28, 2021

10.7	Deferred Compensation Agreement between The Gratz Bank and Kristofer Paul dated October 28, 2021

10.8	Deferred Compensation Agreement between The Gratz Bank and Brent Smith dated October 28, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKBANCORP, INC.

DATE: November 3, 2021	By:	/s/ Carl D. Lundblad
Carl D. Lundblad President